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                                                                    EXHIBIT 99.3

                  TELESPECTRUM STOCKHOLDER SUPPORT AGREEMENT
                  ------------------------------------------


          THIS STOCKHOLDER SUPPORT AGREEMENT, dated as of January 14, 1999 (this "Agreement") being executed by the undersigned stockholder (the "Stockholder")
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of TeleSpectrum Worldwide Inc., a Delaware corporation ("TeleSpectrum"), for the
                                                         ------------
benefit of International Data Response Corporation, a Delaware corporation

("IDRC").
------

          WHEREAS, TeleSpectrum and IDRC are entering into an Agreement and Plan of Merger, dated as of January 14, 1999 (the "Merger Agreement"), whereby, upon
                                              ----------------
the terms and subject to the conditions set forth in the Merger Agreement, each issued and outstanding share of the common stock, par value $.001 per share, of IDRC ("IDRC Common Stock") not owned directly or indirectly by TeleSpectrum or
       -----------------
IDRC, will be converted into shares of common stock, par value $.01 per share, of TeleSpectrum ("Telespectrum Common Stock"), and warrants exercisable for
                  -------------------------
TeleSpectrum Common Stock ("Warrants"), the outstanding shares of the Series A
                            --------
Preferred Stock, par value $.001 per share, of IDRC as of the effective time of the Merger will be redeemed for cash, and the outstanding options and warrants of IDRC as of the effective time of the Merger will be converted into options exercisable for TeleSpectrum Common Stock and Warrants;

          WHEREAS, Stockholder owns 6,946,583 shares of TeleSpectrum Common Stock (such shares of TeleSpectrum Common Stock, together with any other shares of capital stock TeleSpectrum acquired by such Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares"); and
     --------------

          WHEREAS, as a condition to its willingness to enter into the Merger Agreement, IDRC has required that the Stockholder agree, and in order to induce IDRC to enter into the Merger Agreement the Stockholder has agreed, to enter into this Agreement.

          NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Stockholder agrees as follows:

          1.  Capitalized Terms.  Capitalized terms used in this Agreement that
              -----------------
are not defined herein shall have such meanings as set forth in the Merger Agreement.

          2.  Covenants of Stockholder.  Until the termination of this Agreement
              ------------------------
in accordance with Section 6, Stockholder agrees as follows:

              (a) At the TeleSpectrum Stockholders Meeting (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the Merger or the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption of the Merger Agreement and
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approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

              (b) At any meeting of stockholders of TeleSpectrum or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by TeleSpectrum or any subsidiary thereof or any other Acquisition Proposal or (ii) any amendment of TeleSpectrum's Certificate of Incorporation or Bylaws or other proposal or transaction involving TeleSpectrum or any TeleSpectrum Subsidiary, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of TeleSpectrum. The Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

              (c) Contemporaneously with the execution of this Agreement: (i) Stockholder shall deliver to IDRC a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the Subject Shares (the "Proxy"); and (ii) Stockholder shall cause
                                    -----
to be delivered to IDRC an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any issued and outstanding shares of TeleSpectrum Common Stock that are owned beneficially (but are not owned of record) by Stockholder.

              (d) Except for 678,410 of the Subject Shares (the "CRW Warrant Shares") subject to outstanding warrants granted by the Stockholder, the Stockholder agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of (collectively, "Transfer"), or enter into any contract, option or
                           --------
other arrangement (including any profit-sharing arrangement) with respect to the Transfer of the Subject Shares to any person or (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust or otherwise, in relation to the Subject Shares. The Stockholder further agrees not to commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, the Stockholder may Transfer (i) all of the CRW Warrant Shares upon exercise of the associated warrants or (ii) all or any portion of the Subject Shares held by such Stockholder by way of gift or for estate planning purposes, provided that any such transfer outlined in clause (ii) of the preceding sentence shall first be required to execute a joinder to this Agreement whereby such transferee agrees to be bound by all of the terms and conditions hereof.

              (e) Immediately after the execution of this Agreement (and from time to time prior to the termination of this Agreement), Stockholder shall instruct TeleSpectrum to cause each certificate of Stockholder evidencing any of the Subject Shares to bear a legend in the following form:

          THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE STOCKHOLDER SUPPORT AGREEMENT DATED AS OF JANUARY 14, 1999, AS IT MAY BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

          3.  Representations and Warranties.
              ------------------------------

              (a) The Stockholder has the requisite power and authority to execute and deliver this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby. Each of this Agreement and the Merger Agreement is enforceable against the Stockholder in accordance with its terms.

              (b) The Stockholder represents and warrants to IDRC that (i) the Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares, (ii) the Stockholder does not own, of record or beneficially, any issued and outstanding shares of capital stock of TeleSpectrum other than the Subject Shares, and (iii) the Stockholder has the sole right to vote, and, except for the CRW Warrant Shares, the sole power of disposition with respect to, the Subject Shares, and none of the Subject Shares other than the CRW Warrant Shares is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of such Subject Shares, except for this Agreement.

          4.  Termination.  The obligations of the Stockholder hereunder shall
              -----------
terminate upon the earlier of (a) August 1, 1999, (b) the termination of the Merger Agreement pursuant to Section 6.1 thereof (other than subsection (b) thereof), (c) any amendment or modification of the Merger Agreement which increases any of the consideration to be received by any of the stockholders of IDRC pursuant to or in connection with the Merger Agreement, which amendment or modification is not approved in writing by the Stockholder, (d) any amendment or modification of the Merger Agreement which changes the form of the consideration to be received by the holders of shares of IDRC Common Stock pursuant to or in connection with the Merger Agreement, which amendment or modification is not approved in writing by the Stockholder, (e) the withdrawal of the opinion of J.P. Morgan Securities, Inc. that the consideration to be paid by TeleSpectrum in connection with the merger is fair, from a financial point of view (the "Fairness Opinion"), or any amendment or modification of the Fairness Opinion in any manner which is adverse to TeleSpectrum or its stockholders, or (e) the Effective Time.

          5.  Further Assurances.  Stockholder will, from time to time at IDRC's
              ------------------
cost and expense, promptly execute and deliver such additional or further consents, documents and other instruments as IDRC may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement in accordance with the terms and conditions hereof.

          6.  Successors, Assigns and Transferees Bound.  Except as provided
              -----------------------------------------
herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any successor, assignee or transferee (including a successor, assignee or transferee as a result of the death of the Stockholder, such as an executor or heir) shall be bound by the terms hereof, and the Stockholder shall take any and all actions necessary to obtain the written confirmation from such successor, assignee or transferee that it is bound by the terms hereof.

          7.  Remedies.  The Stockholder acknowledges that money damages would
              --------
be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause IDRC irreparable harm. Accordingly, the Stockholder agrees that in the event of any breach or threatened breach of this Agreement, IDRC, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

          8.  Severability.  The invalidity or unenforceability of any provision
              ------------
of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          9.  Amendment.  This Agreement may be amended only by means of a
              ---------
written instrument executed and delivered by both the Stockholder and IDRC.

          10. Governing Law.  This Agreement shall be governed by, and
              -------------
construed in accordance in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          11. Survival.  None of the representations, warranties, covenants and
              --------
agreements made by the Stockholder shall survive the termination of this Agreement.

          12. Notices.  All notices and other communications hereunder shall be
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in writing and shall be deemed to have been duly given when delivered in person, by telecopy or by overnight courier service to the respective parties as follows:

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     if to IDRC:

          International Data Response Corporation
          PO Box 7130
          Rancho Sante Fe, CA  92067-7130
          Telecopy:  (619) 759-3350
          Attention: Mr. Jeffrey E. Stiefler

     with a copy to:

          Cooley Godward LLP
          4365 Executive Drive - Suite 1100
          San Diego, CA  92121
          Telecopy:  (619) 453-3555
          Attention: Lance W. Bridges, Esq.

     If to the Stockholder:

          CRW Financial, Inc.
          200 Four Falls Corporate
          Suite 415
          W. Conshohocken, PA  19428
          Telecopy:  (610) 878-7466
          Attention: Mr. Jonathan P. Robinson

          with a copy to:

          Pepper Hamilton LLP
          3000 Two Logan Square
          Eighteenth and Arch Streets
          Philadelphia, PA  19103
          Telecopy:  (215) 981-4750
          Attention: Barry M. Abelson, Esq

          13. Counterparts; facsimile.  For the convenience of the parties,
              -----------------------
this Agreement may be executed in one or more counterparts, including by facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                   STOCKHOLDER:

                                   CRW FINANCIAL, INC.


                                   By:__________________________________________
                                      Jonathan P. Robinson
                                      Vice President and Chief Financial Officer

Accepted and Agreed to
as of the date noted above:

INTERNATIONAL DATA RESPONSE CORPORATION


By:______________________________
Name:
Title:

                                   Exhibit A

                           Form of Irrevocable Proxy
                               Irrevocable Proxy

     The undersigned stockholder of TeleSpectrum Worldwide Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Robert B. Hellman, Jr., Jeffrey E. Stiefler and International Data Response Corporation, a Delaware corporation ("IDRC"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the issued and outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire after the date hereof. (The shares of the capital stock of the Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Subject Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Subject Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Subject Shares.

     This proxy is irrevocable, is coupled with an interest and is granted in connection with a Stockholder Support Agreement, dated as of the date hereof, between IDRC and the undersigned (the "Stockholder Support Agreement"), and is granted in consideration of IDRC entering into the Agreement and Plan of Merger, dated as of the date hereof, among IDRC, the Company and certain stockholders of IDRC (the "Merger Agreement"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Merger Agreement.

     The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Subject Shares at any time until the earlier to occur of the valid termination of the Merger Agreement or the Effective Time at any meeting of the stockholders of the Company, however called, or in any written action by consent of stockholders of the Company in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance hereof and thereof.

     Notwithstanding anything to the contrary set forth in this proxy, the CRW Warrant Shares (as defined in the Stockholder Support Agreement) shall not be subject to the terms of this proxy upon the exercise of the warrant associated with the CRW Warrant Shares.

     The undersigned stockholder may vote the Subject Shares on all other matters which would reasonably be expected to delay or otherwise interfere or prevent the consummation of the Merger.

     This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Subject Shares).

     Any term or provision of this proxy which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this proxy or affecting the validity or enforceability of any of the terms or provisions of this proxy in any other jurisdiction. If any provision of this proxy is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     This proxy shall terminate immediately upon the terminate upon the earlier of the termination of the Merger Agreement pursuant to Section 6.1 thereof or the Effective Time.

Dated:  January 14, 1999

Name:   CRW Financial, Inc.


By:_________________________________________
  Jonathan P. Robinson
  Vice President and Chief Financial Officer


Number of shares of Company Common Stock
owned of record as of the date of this proxy:  6,946,583

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